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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                Form 8-K


                             CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  March 19, 2003
                                                  --------------

                                DeVRY INC.
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         (Exact name of registrant as specified in its charter)


       DELAWARE                      012751             36-3150143
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(State or other jurisdiction      (Commission          (IRS Employer
  of incorporation                 File Number)         Identification No.)


 ONE TOWER LANE, OAKBROOK TERRACE, IL                     60181
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code    (630)571-7700
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Total number of pages: 7

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                                DEVRY INC.
                              FORM 8-K INDEX


                                                             Page No.


Item 9 - Regulation FD Disclosure                              3-6


Signatures                                                     7



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Item 9 - Regulation FD Disclosure

On March 19, 2003, DeVry Inc. issued a press release. The full text of that press release is as follows:

                                                        For Immediate Release
Contact:

Investor Relations
Joan Bates, 630-574-1949

Media Relations
Jonelle Niffenegger, 630-706-3212

        DeVry Inc. to Acquire Leading Medical and Veterinary School Acquisition Expands Education Platform into Medicine and Health Sciences

OAKBROOK TERRACE, Ill. (March 19, 2003) - DeVry Inc. (NYSE:DV), an international higher education company, announced today it has signed a definitive agreement to acquire Ross University, the operator of Ross University School of Medicine and Ross University School of Veterinary Medicine. Ross University is one of the world's largest providers of medical and veterinary education with more than 2,500 students enrolled.

Ross University's medical and veterinary campuses are located in the Caribbean countries of Dominica and St. Kitts/Nevis. Students of Ross University are almost all citizens or permanent residents of the United States, who are eligible for financial assistance under Title IV of the Higher Education Act. Ross' curricula follow the models used in U.S. medical and veterinary schools.

While pursuing their doctor of medicine (M.D.) or doctor of veterinary medicine (D.V.M.) degrees, students complete their basic science curricula at Ross campuses, and complete their clinical rotations at teaching hospitals and veterinary schools in the United States. The University currently employs 90 permanent faculty members, recruited primarily from U.S. medical and veterinary schools. Ross graduates include over 4,500 practicing physicians and veterinarians in the United States.

                                - more -

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DeVry Inc. to Acquire Leading Medical and Veterinary School, add one

Consideration for the acquisition will be approximately $310 million in cash. At current operating levels, this acquisition will be immediately accretive to earnings per share and have a positive impact on operating margins and cash flow. Subject to completion of customary regulatory approvals, the acquisition is expected to close during DeVry's fiscal fourth quarter ending June 30, 2003.

For the year ended December 31, 2002, Ross had revenues of approximately $62 million, EBITDA of approximately $25 million, and net income of approximately $18 million. Ross is currently owned by affiliates of Leeds, Weld & Co. and J.W. Childs Associates, private equity investment firms located in New York and Boston, respectively.

"We are very excited about the opportunities that this key acquisition presents for DeVry. The acquisition of Ross University gives the company entry into an attractive and growing sector of the higher education market - medicine and health sciences," said Dennis J. Keller, DeVry Inc. chairman and co-chief executive officer. "Diversification of our curricula in this manner will help us maintain our leadership position in career-focused education. Most importantly, Ross brings a strong institutional focus on educational quality, and its students reflect the passion for excellence and desire to excel that we believe defines all DeVry students."

Ross University will become the third division of DeVry Inc., joining DeVry University and Becker Conviser Professional Review.

Ronald L. Taylor, president and co-chief executive officer of DeVry Inc., said, "Ross University fits our acquisition criteria with its quality programs and faculty along with excellent financial performance. In the 25 years since its founding, Ross University has enjoyed a strong history of growth to earn its position today as one of the largest providers of medical and veterinary education. Ross also generates excellent free cash flow and operates in a market with very favorable dynamics."

                                - more -

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DeVry Inc. to Acquire Leading Medical and Veterinary School, add two

The Council on Graduate Medical Education has estimated that by 2010, there will be a shortage in the United States of 50,000 physicians. With only 16,500 U.S. medical school graduates available for the 24,500 new residency positions in the United States each year, Ross University helps to meet the demand for highly- skilled medical school graduates.

According to the Association of American Medical Colleges (AAMC), approximately 34,000 individuals applied to medical schools in the United States in 2002. Because of the limited number of openings at U.S. schools, only about half of those who applied were accepted. The AAMC expects medical school applications to grow by 4 percent to 6 percent in 2003.

Timothy E. Foster, chairman and chief executive officer of Ross University, said, "We view this as an excellent fit, as both DeVry and Ross provide career-focused education and share a fundamental commitment to quality education. We believe our leading medical programs are very complementary to DeVry's focus, particularly its professional-level offerings in business, technology and management. We are very pleased to become a part of this well-respected organization."

Bank of America, N.A. will provide financing for the acquisition. Credit Suisse First Boston acted as the exclusive financial advisor to DeVry in the transaction. SunTrust Robinson Humphrey acted as the exclusive financial advisor to Ross University. For more information about Ross University visit http://www.rossmed.edu and http://www.rossvet.edu.

                                - more -

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DeVry Inc. to Acquire Leading Medical and Veterinary School, add three

DeVry will hold a conference call on Thursday, March 20, 2003 at 7:30 a.m. central time to discuss this announcement. To participate, please dial 800-937-6814 (domestic) or 706-634-1136 (international) several minutes prior to start time. A replay of this call is available until April 2, 2003 by dialing 800-642-1687 (domestic) or 706- 645-9291; Conference ID 9263186. In addition, DeVry will broadcast this call live via web cast through its investor relations website. To participate using the web cast, log on to http://investor.devry.com.

DeVry Inc. (NYSE: DV) is the holding company for DeVry University and Becker Conviser Professional Review. DeVry University offers associate, bachelor's and master's degree programs in technology, business and management. Becker Conviser Professional Review is a leading provider of preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. and its divisions are based in Oakbrook Terrace, Ill. For more information about DeVry Inc., visit http://www.devry.com.

Certain information contained in this release may constitute forward-looking statements pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainty that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties include, but are not limited to, dependence on student financial aid, state and provincial approval and licensing requirements, and the other factors detailed in the Company's Securities and Exchange Commission filings, including those discussed under the heading "Risk Factors" in the Company's Registration Statement on Form S-3 (No. 333-22457) filed with the SEC.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 DEVRY INC.
                                                ----------
                                                (REGISTRANT)



Date: March 19, 2003                            /s/Dennis J. Keller
                                                --------------------
                                                Dennis J. Keller
                                                Chairman




Date: March 19, 2003                            /s/Norman M. Levine
                                                --------------------
                                                Norman M. Levine
                                                Senior Vice President and
                                                Chief Financial Officer